EXHIBIT 99.1

CDK Global Declares Regular Quarterly Cash Dividend

HOFFMAN ESTATES, Ill., Aug. 13, 2021 (GLOBE NEWSWIRE) -- CDK Global, Inc. (Nasdaq:CDK) has declared a regular quarterly cash dividend of $0.15 per share payable on September 30, 2021 to shareholders of record at the close of business on September 1, 2021.

About CDK Global

CDK Global (NASDAQ: CDK) is a leading provider of integrated data and technology solutions to the automotive, heavy truck, recreation and heavy equipment industries. Focused on enabling end-to-end, omnichannel retail commerce through open, agnostic technology, CDK Global provides solutions to dealers and original equipment manufacturers, serving approximately 15,000 retail locations in North America. CDK's solutions connect people with technology by automating and integrating all parts of the dealership and buying process, including the acquisition, sale, financing, insuring, parts supply, repair and maintenance of vehicles. Visit cdkglobal.com.

Contacts:

Investor Relations Contact: Taze Rowe 847.485.4012 taze.rowe@cdk.com	Media Contact: Tony Macrito 630.805.0782 tony.macrito@cdk.com